UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): February 25, 2010

CLEVELAND BIOLABS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32954	20-0077155
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

73 High Street
Buffalo, New York 14203
(Address of principal executive offices)

Registrant’s telephone number, including area code: (716) 849-6810

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

On February 25, 2010, Cleveland BioLabs, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with various accredited investors (the “Purchasers”), pursuant to which the Company agreed to sell to the Purchasers an aggregate of 1,538,462 shares of the Company’s common stock, par value $0.005 per share (“Common Stock”), and Common Stock Purchase Warrants (the “Warrants”) to purchase an aggregate of 1,015,385 shares of Common Stock, for an aggregate purchase price of $5,000,000 (the “Transaction”). The Transaction is expected to be consummated on March 2, 2010. After related fees and expenses, the Company will receive net proceeds totaling approximately $4,500,000. The Company intends to use the proceeds of the private placement for working capital purposes.

The Common Stock to be issued in the Transaction will be sold at a price of $3.25 per share, and the Warrants will have an exercise price of $4.50 per share, subject to future adjustment for various events, such as stock splits or dilutive issuances. The Warrants are exercisable commencing six months following issuance and expire on February 25, 2015.

For its services as placement agent, Rodman & Renshaw, LLC (“Rodman”) will receive gross cash compensation in the amount of approximately $350,000, and Rodman and its designees shall collectively receive Warrants to purchase 123,077 shares of Common Stock. FCC Ltd. also served as a placement agent, for which it will receive gross cash compensation in the amount of approximately $50,000 and no Warrants.

The Common Stock issued to the Purchasers and the shares of Common Stock underlying the Warrants issued to the Purchasers and Rodman have not been and will not be registered under the Securities Act of 1933, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The form of Purchase Agreement is attached hereto as Exhibit 10.1 and the form of the Warrants is attached hereto as Exhibit 4.1. The description of the Transaction above is qualified in its entirety by reference to the documents attached hereto as Exhibits 4.1 and 10.1, which are incorporated herein by reference.

Impact of the Transaction on Series B Warrants and Series C Warrants

Immediately after the completion of the Transaction, pursuant to weighted-average anti-dilution provisions:

- the exercise price of the Company’s Series B Warrants will reduce from $6.37 to approximately $5.99, and the aggregate number of shares of Common Stock issuable upon exercise of the Series B Warrants will increase from 3,847,276 to approximately 4,091,345; and

- the exercise price of the Company’s Series C Warrants will reduce from $6.76 to approximately $6.35, and the aggregate number of shares of Common Stock issuable upon exercise of the Series C Warrants will increase from 434,596 to approximately 462,654.

The calculations above are subject to change prior to taking effect as a result of any changes in the number of shares of Common Stock outstanding prior to the Closing Date.  In the event of such a change, the Company will update holders as to the revised calculations.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 is hereby incorporated by reference. The Common Stock and the Warrants were sold in transactions exempt from registration under the Securities Act of 1933, in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder. Each Purchaser represented that it was an “accredited investor” as defined in Regulation D.

Item 8.01.	Other Events

On February 26, 2010, the Company issued a press release announcing the Transaction described in Item 1.01.  A copy of the press release is attached as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

4.1	Form of Common Stock Purchase Warrant

10.1	Form of Securities Purchase Agreement dated February 25, 2010.

99.1	Press Release, dated February 26, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEVELAND BIOLABS, INC.

Date: February 26, 2010	By:	/s/ Michael Fonstein
Michael Fonstein
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Exhibit

4.1	Form of Common Stock Purchase Warrant

10.1	Form of Securities Purchase Agreement dated February 25, 2010.

99.1	Press Release, dated February 26, 2010